EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q/A for the fiscal quarter ended April 1, 2006 of Adept Technology, Inc. (the “Company”) as filed with the Securities and Exchange Commission (the “Report”) as filed on the date hereof, each of the undersigned hereby certifies, in his capacity as an officer of the Company, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert H. Bucher
Robert H. Bucher
President and Chief Executive Officer
Dated: October 20, 2006

/s/ Steven L. Moore
Steven L. Moore
Vice President of Finance and
Chief Financial Officer
Dated: October 20, 2006

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code).

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Adept Technology, Inc. and will be retained by Adept Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.